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SCHEDULE 14A

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On April 25, 2025, Phillips 66 uploaded an earnings presentation to its investor relations website at www.phillips66.com/investors. A copy of the presentation is provided below.

PHILLIPS 66 FIRST - QUARTER EARNINGS RELEASE APRIL 25, 2025 Lake James Gas Plant GOLDSMITH, TX

PHILLIPS (66) Cautionary Statement This presentation contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled.” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies,” “priorities” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this presentation are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies relating to NGL, crude oil, natural gas, refined petroleum or renewable fuels products pricing, regulation or taxation, including exports; our ability to timely obtain or maintain permits, including those necessary for capital projects: fluctuations in NGL, crude oil, refined petroleum products, renewable fuels, renewable feedstocks and natural gas prices, and refined product, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for our products; changes to government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels; liability resulting from pending or future litigation or other legal proceedings; liability for remedial actions, including removal and reclamation obligations under environmental regulations; unexpected changes in costs or technical requirements for constructing, modifying or operating our facilities or transporting our products; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemical products; the level and success of producers’ drilling plans and the amount and quality of production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; changes in the cost or availability of adequate and reliable transportation for our NGL, crude oil, natural gas and refined petroleum and renewable fuels products; failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance; limited access to capital or significantly higher cost of capital related to our credit profile or illiquidity or uncertainty in the domestic or international financial markets: damage to our facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks; domestic and international economic and political developments including armed hostilities, such as the war in Eastern Europe, instability in the financial services and banking sector, excess inflation, expropriation of assets and changes in fiscal policy, including interest rates; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and properties, plants and equipment and/or strategic decisions or other developments with respect to our asset portfolio that cause impairment charges; substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products; changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business; political and societal concerns about climate change that could result in changes to our business or increase expenditures. including litigation-related expenses; the operation, financing and distribution decisions of our joint ventures that we do not control; the potential impact of activist shareholder actions or tactics; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward- looking statements, whether as a result of new information, future events or otherwise. Additional Information: On April 8, 2025, Phillips 66 filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. This communication is not a substitute for the Proxy Statement or any other document that Phillips 66 has filed or may file with the SEC in connection with any solicitation by Phillips 66. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents (including the WHITE proxy card) filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor.phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations. Certain Information Regarding Participants: Phillips 66, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such persons and their respective interests in Phillips 66, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 8, 2025, including in the sections captioned “Beneficial Ownership of Phillips 66 Securities” and “Appendix C: Supplemental Information Regarding Participants in the Solicitation.” To the extent that Phillips 66’s directors and executive officers who may be deemed to be participants in the solicitation have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov Non-GAAP Measures - This presentation includes non-GAAP financial measures, including, “adjusted earnings (loss),” “adjusted pre-tax income (loss),” “adjusted pre-tax costs,” “adjusted earnings (loss) per share,” “realized refining margin per barrel,” “net debt-to-capital ratio,” “adjusted EBITDA,” and “operating cash flow or CFO, excluding working capital (net CFO).” These are non-GAAP financial measures that are included to help facilitate comparisons of operating performance across periods, to help facilitate comparisons with other companies in our industry and to help facilitate determination of enterprise value. Where applicable, these measures exclude items that do not reflect the core operating results of our businesses in the current period or other adjustments to reflect how management analyzes results. You can find reconciliations to, or further discussion of, the most comparable GAAP financial measures within or at the end of the presentation materials. References in the presentation to earnings refer to net income attributable to Phillips 66. References in the presentation to shareholder distributions and returns to shareholders refer to the sum of dividends paid to Phillips 66 stockholders and proceeds used by Phillips 66 to repurchase shares of its common stock. References to run-rate cost savings or run-rate business transformation savings, include cost savings and references to run-rate synergies include cost savings and other benefits that will be captured in the sales and other operating revenues impacting gross margin; purchased crude oil and products costs impacting gross margin; operating expenses; selling, general and administrative expenses; and equity in earnings of affiliates lines on our consolidated statement of income when realized. References to run-rate sustaining capital savings include savings that will be captured in the capital expenditures and investments on our consolidated statement of cash flows when realized. References to run-rate savings represent the sum of run-rate cost savings and run-rate sustaining capital savings. Basis of Presentation - Effective April 1, 2024, we changed the internal financial information reviewed by our chief executive officer to evaluate performance and allocate resources to our operating segments. This included changes in the composition of our operating segments, as well as measurement changes for certain activities between our operating segments. The primary effects of this realignment included establishment of a Renewable Fuels operating segment, which includes renewable fuels activities and assets historically reported in our Refining. Marketing and Specialties (M&S), and Midstream segments; change in method of allocating results for certain Gulf Coast distillate export activities from our M&S segment to our Refining segment; reclassification of certain crude oil and international clean products trading activities between our M&S segment and our Refining segment; and change in reporting of our investment in NOVONIX from our Midstream segment to Corporate and Other. Accordingly, prior period results have been recast for comparability. In the third quarter of 2024, we began presenting the line item “Capital expenditures and investments” on our consolidated statement of cash flows exclusive of acquisitions, net of cash acquired. Accordingly, prior period information has been reclassified for comparability. 2

PHILLIPS (66) Creating Value Now and In the Future Differentiated Portfolio in Highly Attractive Markets Transformational Strategy Driving Clear Operational and Commercial Benefits Leading to Consistent and Compelling Value for Shareholders

PHILLIPS 66 Continued Focus on Refining Improving Utilization, Feedstock Flexibility and Yield Utilization Clean Product Yield Market Capture Project Spotlight: Sweeny Crude Flex Project Completed during 1Q 2025 Turnaround -40MBD of additional heavy/light switching capability¹ Higher utilization & higher distillate production ~$65 MM total invested capital ~0.3% total company market capture improvement¹ KEY GROWTH PROJECTS (examples) -40% average after-tax IRR estimate Sweeny Crude Flex (2025) Crude Rate/Crude Flexibility Bayway Crude Tower Project (2025) Enhanced FCC Feedstock Production Borger Heater Replacement (2023) Crude Rate/Crude Flexibility/Energy Efficiency Wood River Yield Optimization (2022) Product Value Upgrade Lake Charles Isomerization (2019) Product Value Upgrade Billings Vacuum Improvement (2017) Crude Flexibility 1. Based on forward projections 4

PHILLIPS 66 Advancing Wellhead-to-Market Strategy (66) 1Q 2022 2Q 2023 2Q 2024 3Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 3Q 2025 PSXP Buy-In Completed DCP Transaction Completed Rockies Express Pipeline Sale Pinnacle Acquisition MIDSTREAM ADJUSTED EBITDA GROWTH ($B) 2.1 2.7 2021 Exceeded DCP Synergy Target & Sale of Other Non-Core Assets Gulf Coast Express Pipeline Sale Announced Announced EPIC NGL Acquisition Announced In-Service Iron Mesa Dos Picos 2 $0.2 B of $0.5 B Projected Organic Adjusted EBITDA uplift 3.7 4.0 3.3 4.5 2022 2023 2024 Projected Post EPIC NGL Projected 2027 Run-Rate Reported Adjusted EBITDA ee Appendix for reconciliation of Non-GAAP measures to the nearest GAAP measure. 5

Delivering Long-Term Value for Shareholders

Highlights Since July 2022

- Returned over $14 B to shareholders through share repurchases and dividends as of March 31, 2025
- $3.5 B in non-core or non-operated asset divestitures
- Completed conversion of San Francisco Refinery
- Announced plan to cease operations at Los Angeles Refinery
- Completed DCP acquisition adding $1.5 B of Adjusted EBITDA[1] including $500 MM of run-rate synergies
- Expanded NGL value chain with Pinnacle and EPIC acquisitions
- Reduced Refining costs and increased utilization and clean product yield through high return capital projects and improved operations
- Earned industry recognition for safety performance

Significant Portfolio Changes Made in < 3 Years

Attractive Divestitures

Asset	Value	Date
Alliance Refinery *(Belle Chasse)*	$76 MM	Dec. 2022
South Texas Gateway Terminal	$275 MM	Jun. 2023
Other Midstream Assets	~$400 MM	2023–2024
Rockies Express Pipeline	$685 MM	Jun. 2024
coop mineraloel	$1.24 B	Oct. 2024
Gulf Coast Express Pipeline	$853 MM	Dec. 2024

Refining Rationalization

- Alliance Refinery Sale
- Completed San Francisco Refinery Conversion
- Los Angeles Refinery to Cease Operations

Strategic Acquisitions

- dcp Midstream – Aug. 2022
- Pinnacle Midstream – May 2024
- EPIC NGL – Jan. 2025

July 2022 | 2023 | 2024 | 2025

Dates shown as of announcement | 1. Since 1/1/2022. | See Appendix for reconciliation of Non-GAAP measures to the nearest GAAP measure.

6

PHILLIPS (66) 1Q 2025 Overview $MM (Unless otherwise Noted) Earnings $487 Capital Expenditures and Investments $423 Adjusted Loss Adjusted Loss per Share¹ $(368) $(0.90) Operating Cash Flow $187 Shareholder Distributions² $716 Net Debt-to- Capital 38% 1. Represents dollars per share. 1Q 2025 is based on adjusted weighted-average diluted shares of 409 million. | 2. Represents sum of repurchases of common stock and dividends paid on common stock. | See Appendix for reconciliation of Non-GAAP measures to the nearest GAAP measure. 7

PHILLIPS 66 1Q 2025 Adjusted Earnings (Loss) 1Q 2025 vs 4Q 2024 ($MM) 1Q 2025 4Q 2024 Change Midstream $ 683 708 (25) Chemicals 113 72 41 Refining Marketing and Specialties Renewable Fuels (937) (759) (178) 265 185 80 (185) 28 (213) Corporate and Other (355) (294) (61) Adjusted loss before income taxes $ (416) (60) (356) Less: adjusted income tax benefit (78) (16) (62) Less: adjusted net income attributable to noncontrolling interests 30 17 13 Phillips 66 Adjusted Loss (368) (61) (307) Midstream - Lower volumes, higher Gathering and Processing results Chemicals - Higher volumes, lower costs Refining - Lower volumes and higher costs from turnarounds, higher margins Marketing and Specialties - Higher international results Renewable Fuels - Blenders tax credits transition to production tax credits See Appendix for reconciliations of Non-GAAP measures to the nearest GAAP measure. 8

PHILLIPS 66 1Q 2025 Cash Flow $B 1.7 2.0 (1.3) 0.2 Dec. 31, 2024 Cash Balance CFO 1 1. Includes cash and cash equivalents Proceeds from Asset Dispositions (0.7) (0.4) Debt Shareholder Distributions 1.5 Capex & Investments Mar. 31, 2025 Cash 1 Balance 9

PHILLIPS 66 Outlook 2Q 2025 Global Olefins & Polyolefins utilization Mid 90% Refining crude utilization Mid 90% Refining turnaround expense Corporate & Other costs¹ $65 MM - $75 MM $340 MM - $360 MM 1. Excludes impacts from our investment in NOVONIX. 10

Investment Rationale

- Differentiated Portfolio in Highly Attractive Markets
- Transformational Strategy Driving Clear Operational and Commercial Benefits
- Leading to Consistent and Compelling Value for Shareholders

1. World-Class Operations with Commitment to Continuous Improvement through > 86% annual Refining clean product yield, > 2% higher Refining utilization vs. industry-average, and > 99% Midstream asset availability. | 2. Excluding adjusted turnaround expense, post-ceasing of operations at Los Angeles Refinery. | 3 Cost reduction relative to 2024 baseline.

2027 Strategic Priorities

Targeted Performance

World-Class Operations[1]	**~ $5.50** Refining annual adjusted controllable costs per barrel[2]	**> $500 MM** reduction in operating, SG&A & freight costs[3]
Disciplined Growth	**$2.0 B** per year in total organic capital spend	**> $1.0 B** total mid-cycle adjusted EBITDA growth in Midstream and Chemicals
Shareholder Returns	**> 50%** net cash flow from operations returned to shareholders	Secure, competitive & growing dividend
Financial Strength	**< 30%** net debt-to-capital ratio	**$17 B** target total debt

11

Appendix Borger Refinery, Borger, TX PHILLIPS 66 12

2025 Estimated Sensitivities

	Annual EBITDA $MM[1]
Midstream[2]	
10¢/Gal Increase in NGL price	105
10¢/MMBtu Increase in Natural Gas price	7
$1/BBL Increase in WTI price	6
Chemicals - CPChem (net to Phillips 66)	
1¢/Lb Increase in Chain Margin (Ethylene, Polyethylene, NAO)	65
Worldwide Refining[3]	
$1/BBL Increase in Gasoline Margin	310
$1/BBL Increase in Distillate Margin	265
Impacts due to Actual Crude Feedstock Differing from Feedstock Assumptions:	
$1/BBL Widening WTI / WCS Differential (WTI less WCS)	100
$1/BBL Widening WTI / Maya Differential (WTI less Maya)	50
10¢/MMBtu Increase in Natural Gas price	(15)

1. Sensitivities shown above are independent and only valid within a limited range. | 2. Midstream includes 13% economic interest attributable to noncontrolling interest in DCP Midstream, LP. | 3. Sensitivities relative to 3-2-1 market crack.

13

PHILLIPS 66 Capital Structure 34.1 34% 24% 17.2 2022 6.1 31.7 41% 40% 38% 39% 38% 34% 19.4 3.3 2023 28.5 28.4 20.1 18.8 Equity $B Debt $B Cash & Cash Equivalents $B See Appendix for reconciliation of Non-GAAP measures to the nearest GAAP measure. 1.7 1.5 2024 1Q 2025 Debt-to-Capital Net Debt-to-Capital 14

PHILLIPS 66 Non-GAAP Reconciliations Millions of Dollars 2021 2022 2023 2024 Reconciliation of Midstream Income before Income Taxes to Adjusted EBITDA Income before income taxes $ 1,131 5,176 2,819 2,638 Plus: Depreciation and amortization Midstream EBITDA Special Item Adjustments (pre-tax): Certain tax impacts Net gain on asset dispositions 426 567 923 920 $ 1,557 5,743 3,742 3,558 (2) (137) (238) 346 Impairments Pension settlement expense Hurricane-related costs Winter-storm-related costs Change in inventory method for acquired business DCP integration restructuring costs 208 8 4 2 Merger transaction costs Gain related to merger of businesses Total Special Item Adjustments (pre-tax) Other Adjustments (pre-tax): Midstream EBITDA, Adjusted for Special Items (46) 18 35 13 (3,013) 222 (2,982) (150) 108 $ 1,779 2,761 3,592 3,666 Proportional share of selected equity affiliates income taxes 14 13 18 16 Proportional share of selected equity affiliates net interest 169 119 51 29 Proportional share of selected equity affiliates depreciation and amortization 229 209 156 129 Adjusted EBITDA attributable to joint venture partners’ noncontrolling interests Midstream Adjusted EBITDA (82) (427) (493) (178) $ 2,109 2,675 3,324 3,662 19

Non-GAAP Reconciliations

		Millions of Dollars	
		2025	2024
		1Q	4Q
Reconciliation of Consolidated Earnings to Adjusted Earnings			
Consolidated Earnings	$	487	8
Pre-Tax Adjustments:			
Impairments		21	35
Los Angeles Refinery cessation costs		—	7
Certain tax impacts		—	(9)
Winter-storm-related costs (recovery)		—	(35)
Net (gain)/loss on asset disposition[1]		(1,085)	(67)
Legal accrual		—	22
Legal settlement		—	—
Tax impact of adjustments[2]		200	9
Other tax impacts		—	(31)
Noncontrolling interests		9	—
Adjusted Earnings (Loss)	**$**	**(368)**	**(61)**
Earnings Per Share of Common Stock (dollars)		**1.18**	**0.01**
Adjusted Earnings (Loss) Per Share of Common Stock (dollars)[3]		**(0.90)**	**(0.15)**

1. Gain on disposition of our 49% non-operated equity interest in Coop Mineraloel AG in 1Q 2025. In connection with this sale, a before-tax unrealized gain was recognized from a foreign currency derivative in 4Q 2024. These were reported in the Marketing and Specialties segment. There was also a gain on the disposition of DCP Midstream, LP's 25% interest in Gulf Coast Express Pipeline LLC, recognized in our Midstream segment. | 2. We generally tax effect taxable U.S.-based special items using a combined federal and state annual statutory income tax rate of approximately 24%. Taxable special items attributable to foreign locations likewise generally use a local statutory income tax rate. Nontaxable events reflect zero income tax. These events include, but are not limited to, most goodwill impairments, transactions legislatively exempt from income tax, transactions related to entities for which we have made an assertion that the undistributed earnings are permanently reinvested, or transactions occurring in jurisdictions with a valuation allowance. | 3. 1Q 2025, 4Q 2024 and 1Q 2024 are based on adjusted weighted-average diluted shares of 409,182 thousand, 411,687 thousand and 432,158 thousand respectively. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is the same as that used in the GAAP diluted earnings per share calculation.

20

PHILLIPS (66 Non-GAAP Reconciliations Millions of Dollars 2025 2024 1Q 4Q Reconciliation of Midstream Pre-Tax Income to Adjusted Pre-Tax Income Pre-tax income $ 751 673 Pre-tax adjustments: Impairments 35 Net gain on asset disposition (68) Adjusted Pre-Tax Income Reconciliation of Chemicals Pre-Tax Income to Adjusted Pre-Tax Income $ 683 708 Pre-tax income Pre-tax adjustments: Winter-storm-related costs (recovery) Adjusted Pre-Tax Income $ 113 107 (35) $ 113 72 21

PHILLIPS 66 Non-GAAP Reconciliations Millions of Dollars 2025 2024 1Q 4Q Reconciliation of Refining Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss) Pre-tax income (loss) $ (937) (775) Pre-tax adjustments: Los Angeles Refinery cessation costs 3 Certain tax impacts (9) Legal accrual 22 Adjusted Pre-Tax Income (Loss) $ (937) (759) Reconciliation of Marketing & Specialties Pre-Tax Income to Adjusted Pre-Tax Income Pre-tax income $ 1,282 252 Pre-tax adjustments: Gain on asset dispositions (1,017) (67) Adjusted Pre-Tax Income $ 265 185 22

PHILLIPS 66 Non-GAAP Reconciliations Millions of Dollars 2025 2024 1Q 4Q Reconciliation of Renewable Fuels Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss) Pre-tax income (loss) $ (185) 28 Pre-tax adjustments: None Adjusted Pre-Tax Income (Loss) $ (185) 28 Reconciliation of Corporate and Other Pre-Tax Loss to Adjusted Pre-Tax Loss Pre-tax loss $ (376) (298) Pre-tax adjustments: Impairment 21 - Los Angeles Refinery cessation costs Adjusted Pre-Tax Loss $ (355) 4 (294) 23

PHILLIPS 66 Non-GAAP Reconciliations Millions of Dollars Except as Indicated 1Q 2025 18,803 Total Debt Total Equity Debt-to-Capital Ratio $ 28,353 40 % Total Cash $ Net Debt-to-Capital Ratio 1,489 38% 24

PHILLIPS (66 Non-GAAP Reconciliations Reconciliation of Refining - Atlantic Basin / Europe Pre-tax Loss to Adjusted Pre-Tax Loss Pre-tax loss Pre-tax adjustments: None Adjusted Pre-Tax Loss Reconciliation of Refining - Gulf Coast Pre-Tax Loss to Adjusted Pre-Tax Loss Pre-tax loss Pre-tax adjustments: None Adjusted Pre-Tax Loss Refining - Central Corridor Pre-Tax Loss to Adjusted Pre-Tax Loss Pre-tax loss Pre-tax adjustments: None Adjusted Pre-Tax Loss Refining - West Coast Pre-Tax Loss to Adjusted Pre-Tax Loss Pre-tax loss Pre-tax adjustments: None Adjusted Pre-Tax Loss Total Refining Adjusted Pre-Tax Loss Millions of Dollars 2025 1Q (199) $ (199) (333) $ (333) (50) $ (50) (355) (355) (937) 25

PHILLIPS 66 Non-GAAP Reconciliations Reconciliation of Refining Loss Before Income Taxes to Realized Refining Margins Loss before income taxes Plus: Taxes other than income taxes Depreciation, amortization and impairments Selling, general and administrative expenses Operating expenses Equity in losses of affiliates Other segment expense, net Proportional share of refining gross margins contributed by equity affiliates Special items: Millions of Dollars (Except as Indicated) 1Q 2025 (937) 110 456 4Q 2024 (775) 92 436 46 60 1,074 968 105 79 (5) 58 141 132 Certain tax impacts Realized Refining Margins Total processed inputs (MB) Adjusted total processed inputs (MB)’ Loss before income taxes ($/BBL)2 Realized refining margins ($/BBL)3 (9) $ 990 1,041 124,453 145,559 147,880 171,031 (7.53) 6.81 (5.24) 6.08 1. Adjusted total processed inputs include our proportional share of processed inputs of an equity affiliate. | 2. Income (loss) before income taxes divided by total processed inputs. | 3. Realized refining margins per barrel, as presented, are calculated using the underlying realized refining margin amounts, in dollars, divided by adjusted total processed inputs, in barrels. As such, recalculated per barrel amounts using the rounded margins and barrels presented may differ from the presented per barrel amounts. 26

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws relating to Phillips 66’s operations, strategy and performance. Words such as “anticipated,” “committed,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believe,” “continue,” “intend,” “will,” “would,” “objective,” “goal,” “project,” “efforts,” “strategies” and similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this document are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future events or performance, and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: changes in governmental policies or laws that relate to our operations, including regulations that seek to limit or restrict refining, marketing and midstream operations or regulate profits, pricing, or taxation of our products or feedstocks, or other regulations that restrict feedstock imports or product exports; our ability to timely obtain or maintain permits necessary for projects; fluctuations in NGL, crude oil, refined petroleum, renewable fuels and natural gas prices, and refining, marketing and petrochemical margins; the effects of any widespread public health crisis and its negative impact on commercial activity and demand for refined petroleum or renewable fuels products; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs including the renewable fuel standards program, low carbon fuel standards and tax credits for renewable fuels; potential liability from pending or future litigation; liability for remedial actions, including removal and reclamation obligations under existing or future environmental regulations; unexpected changes in costs for constructing, modifying or operating our facilities; our ability to successfully complete, or any material delay in the completion of, any asset disposition, acquisition, shutdown or conversion that we have announced or may pursue, including receipt of any necessary regulatory approvals or permits related thereto; unexpected difficulties in manufacturing, refining or transporting our products; the level and success of drilling and production volumes around our midstream assets; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products, renewable fuels or specialty products; lack of, or disruptions in, adequate and reliable transportation for our products; failure to complete construction of capital projects on time or within budget; our ability to comply with governmental regulations or make capital expenditures to maintain compliance with laws; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets, which may also impact our ability to repurchase shares and declare and pay dividends; potential disruption of our operations due to accidents, weather events, including as a result of climate change, acts of terrorism or cyberattacks; general domestic and international economic and political developments, including armed hostilities (such as the Russia-Ukraine war), expropriation of assets, and other diplomatic developments; international monetary conditions and exchange controls; changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions with respect to our asset portfolio that cause impairment charges; investments required, or reduced demand for products, as a result of environmental rules and regulations; changes in tax, environmental and other laws and regulations (including alternative energy mandates); political and societal concerns about climate change that could result in changes to our business or increase expenditures, including litigation-related expenses; the operation, financing and distribution decisions of equity affiliates we do not control; and other economic, business, competitive and/or regulatory factors affecting Phillips 66’s businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

On April 8, 2025, Phillips 66 filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and its solicitation of proxies for Phillips 66’s director nominees and for other matters to be voted on. This communication is not a substitute for the Proxy Statement or any other document that Phillips 66 has filed or may file with the SEC in connection with any solicitation by Phillips 66. PHILLIPS 66 SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED WITH THE SEC AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents (including the WHITE proxy card) filed by Phillips 66 with the SEC without charge from the SEC’s website at www.sec.gov. Copies of the documents filed by Phillips 66 with the SEC also may be obtained free of charge at Phillips 66’s investor relations website at https://investor.phillips66.com or upon written request sent to Phillips 66, 2331 CityWest Boulevard, Houston, TX 77042, Attention: Investor Relations.

Certain Information Regarding Participants

Phillips 66, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from Phillips 66 shareholders in connection with the matters to be considered at the 2025 Annual Meeting. Information regarding the names of such persons and their respective interests in Phillips 66, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 8, 2025, including in the sections captioned “Beneficial Ownership of Phillips 66 Securities” and “Appendix C: Supplemental Information Regarding Participants in the Solicitation.” To the extent that Phillips 66’s directors and executive officers who may be deemed to be participants in the solicitation have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.